UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

555 Wireless Blvd. Hauppauge, NY 11788
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (631) 924-1135

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CEMI	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

We and our newly formed subsidiary Chembio Diagnostics Brazil LLC, or Chembio Brazil, entered into a quota purchase agreement dated November 6, 2019 with Marco Collovito and Franco Collovito, the sole equity holders of Orangelife Comercio e Industria Ltda., or Orangelife. The quota purchase agreement contemplates that at closing:

•	Chembio Brazil will acquire all of the outstanding equity securities of Orangelife for delivery of $150,000 in cash and 153,707 shares of our common stock.
•
We and Chembio Brazil will enter into a consulting agreement with Marco Collovito, pursuant to which we may issue to Mr. Collovito up to 316,456 shares of our common stock based on his achievement of certain regulatory milestones during the three years following the closing. Shares will be issuable under the consulting agreement from time to time as milestones are achieved, and all of the shares may be deliverable in the event of a specified change in control of our company. The number of shares issuable under the consulting agreement is subject to adjustments based upon Orangelife’s working capital at closing.

•
Our subsidiary Chembio Diagnostics Systems, Inc. will enter into an amendment of its existing agency and commission agreement with Marco Collovito, pursuant to which we may issue to Mr. Collovito up to 180,832 shares of our common stock in payment of certain commissions.

The closing, which is subject to standard closing conditions, is expected to be held in the fourth quarter of 2019. The quota purchase agreement contains customary representations and warranties from Marco Collovito and Franco Collovito, as the selling equity holders, to our company and Chembio Brazil, as well as customary representations and warranties from us and Chembio Brazil to the sellers. The rights of our company and Chembio Brazil to indemnification in the event of any misstatements in the sellers’ representations and warranties in the quota purchase agreement will be satisfied by offset against the total number of shares deliverable under the consulting agreement and the amended agency and commission agreement.

The acquisition of Orangelife will allow Chembio to expand its commercial presence by offering its high-quality products to the state, private, and pharmacy markets in Brazil, in addition to providing local support to Bio-Manguinhos.

Orangelife, which is based in Rio de Janeiro, Brazil, is an original equipment manufacturer of point-of-care tests approved by the Brazilian Health Surveillance Agency (Agência Nacional de Vigilância Sanitária, or ANVISA) for infectious diseases that include HIV, Hepatitis C, Zika, Chikungunya and Dengue Fever. Orangelife tests are manufactured in its Rio de Janeiro facility, which is ISO-certified and approved by ANVISA to produce Class II/III/IV medical devices.

Item 2.02	Results of Operations and Financial Condition.

On November 7, 2019, we issued a press release announcing financial results for the quarter ended September 30, 2019. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8‑K and is incorporated herein by reference. The information contained in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of Section 11 or Section 12(a)(2) of the Securities Act of 1933. The information contained in this Item 2.02 and in the press release furnished as Exhibit 99.1 to this report shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by us whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 7.01	Regulation FD Disclosure.

On November 7, 2019, we issued a press release entitled “Chembio Diagnostics Enters into Definitive Agreement to Acquire Orangelife.” A copy of the press release is furnished as Exhibit 99.2 to this report. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.2 to this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section or Section 11 or 12(a)(2) of the Securities Act of 1933. The information contained in this Item 7.01 and in the press release furnished as Exhibit 99.2 to this report shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by us whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release of Chembio Diagnostics, Inc. dated November 7, 2019 with respect to financial results for the quarter ended September 30, 2019
99.2	Press Release of Chembio Diagnostics, Inc. dated November 7, 2019 with respect to the definitive agreement to acquire Orangelife Comercio e Industria Ltda.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

CHEMBIO DIAGNOSTICS, INC.

Dated: November 7, 2019	By:	/s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer and President